Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Genprex, Inc. (the “Company”) for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, J. Rodney Varner, Chief Executive Officer of the Company, and Ryan M. Confer, Chief Financial Officer of the Company, hereby certifies, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended and 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2023
	By:	/s/ J. Rodney Varner
J. Rodney Varner
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Ryan M. Confer
Ryan M. Confer
Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Report, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.